Exhibit 10.25

John W. Cooper

BONEFISH GRILL, INC.
Officer Employment Agreement

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is made and entered into effective August 1, 2001, by and among JOHN W. COOPER (hereinafter referred to as “Employee”), and BONEFISH GRILL, INC., a Florida corporation having its principal office at 2202 N. West Shore Boulevard, 5th Floor, Tampa, Florida 33607 (hereinafter referred to as the “Employer”).

W I T N E S S E T H:

This Agreement is made and entered into under the following circumstances:

A.WHEREAS, the Employer is an affiliate of OSI Restaurant Partners, Inc. (“OSI”); and

B. WHEREAS, the Employer is engaged in the business of owning and operating restaurants known as “Bonefish Grill®” utilizing a restaurant operating system and trademarks owned by or licensed to the Employer; and

C. WHEREAS, the Employer desires, on the terms and conditions stated herein, to employ Employee as President of the Employer; and

D. WHEREAS, the Employee desires, on the terms and conditions stated herein, to be employed by the Employer as President.

NOW, THEREFORE, in consideration of the foregoing recitals, and of the premises, covenants, terms and conditions contained herein, the parties hereto agree as follows:

1. Employment and Term. Subject to earlier termination as provided for in Section 8 hereof, the Employer hereby employs the Employee, and the Employee hereby accepts employment with the Employer as President of the Employer for a term commencing on August 20, 2001 and expiring August 20, 2007 (“Term of Employment”). Such Term of Employment shall be automatically renewed for successive renewal terms of one (1) year each unless either party elects not to renew by giving written notice to the other party not less than sixty (60) days prior to the start of any renewal term.

2. Representations and Warranties. The Employee hereby represents and warrants to the Employer that the Employee (i) is not subject to any written nonsolicitation or noncompetition agreement affecting the Employee’s employment with the Employer (other than any prior agreement with the Employer, OSI or either of their affiliates), (ii) is not subject to any written confidentiality or nonuse/nondisclosure agreement affecting the Employee’s employment with the Employer (other than any prior agreement with the Employer, OSI or either of their affiliates), and (iii) has brought to the Employer no trade secrets, confidential business information, documents, or other personal property of a prior employer.

3. Duties. As President of the Employer, the Employee shall:

(a) have such management, supervisory and operational functions as are customary to such position, and such other powers, functions and duties may be assigned to the Employee by the Board of Directors of the Employer or the Chief Executive Officer or Chief Operating Officer of the Employer; and
(b) diligently, competently, and faithfully perform all of the duties and functions hereunder; and
(c) not create a situation that results in termination for Cause (as that term is defined in Section 8 hereof); and

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John W. Cooper

(d) devote one hundred percent (100%) of the Employee’s full business time, attention, energies and effort to the business affairs of the Employer; and
(e) conduct all of his activities in a manner so as to maintain and promote the business and reputation of the Employer.

The Employee shall not, during the term of this Agreement, engage in any other business activity; provided, however, that the Employee shall be permitted to invest the Employee’s personal assets and manage the Employee’s personal investment portfolio in such a form and manner as will not require any business services on Employee’s part to any third party or conflict with the provisions of Section 9, Section 10 or Section 14 hereof, or conflict with any published policy of the Employer or its affiliates, including but not limited to the insider trading policy of the Employer or its affiliates.

The Employee shall be responsible for directly reporting to the Chief Executive Officer or Chief Operating Officer of the Employer on all matters for which the Employee is responsible.

Notwithstanding anything to the contrary herein, the parties acknowledge and agree that the Employee shall, during the term of this Agreement and at the request of the Employer, also serve as an officer of any subsidiary or affiliate of the Employer or OSI, as the Employer shall request. In such capacity, Employee shall be responsible generally for all aspects of such office. All terms, conditions, rights and obligations of this Agreement shall be applicable to Employee while serving in such office as though Employee and such subsidiary or affiliate of the Employer or OSI had separately entered into this Agreement, except that the Employee shall not be entitled to any compensation, vacation, fringe benefits, automobile allowance or other remuneration of any kind whatsoever from such subsidiary or affiliate of the Employer or OSI.

4. Compensation. During the Term of Employment, the Employee shall be entitled to an annual base salary equal to at least the annual salary of Employee on the effective date hereof, payable in equal biweekly installments by the Employer, to be reviewed annually by the Employer.

5. Vacation. Employee shall be entitled to three (3) weeks paid vacation (selected by Employee, but subject to the reasonable business requirements of the Employer as determined by the Chief Executive Officer of the Employer) during each full year during the Term of Employment. Vacation granted but not used in any year shall be forfeited at the end of such one-year period and may not be carried over to any subsequent year.

6. Fringe Benefits. In addition to any other rights the Employee may have hereunder, the Employee shall also be entitled to receive those fringe benefits, including, but not limited to, complimentary food, life insurance, medical benefits, etc., if any, as may be provided by the Employer to similar employees of the Employer.

7. Automobile Allowance; Expenses.

(a)           During the Term of Employment, the Employer shall pay to Employee a monthly automobile allowance in the amount of FOUR HUNDRED AND 00/100 DOLLARS ($400.00). Such automobile allowance shall be in lieu of reimbursement by the Employer of the costs to Employee of purchasing and maintaining an automobile, and all operational expenses, including, without limitation, mileage, repairs, insurance, etc., in connection therewith; provided, however, that the Employer shall reimburse Employee for the cost of gasoline used in conducting the Employer’s business. Employee shall, at all times during the Term of Employment, maintain an automobile for use in connection with the performance of Employee’s duties and shall maintain in full force and effect, at all times, with the Employer as additional loss payees, at least TWO HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($250,000.00) in property damage and FIVE HUNDRED THOUSAND AND 00/100  DOLLARS ($500,000.00) in personal liability automobile insurance, with an additional ONE

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 MILLION DOLLARS ($1,000,000.00) personal liability umbrella. Such insurance shall be written with an insurance carrier reasonably acceptable to the Employer and shall provide that such insurance cannot be changed, cancelled or permitted to expire without at least ten (10) days prior written notice to the Employer.

(b)           Subject to approval by the Chief Financial Officer of the Employer and compliance with the Employer’s policies, the Employee may incur reasonable expenses on behalf of and in furtherance of the business of the Employer. Upon approval of such expenses by the Chief Financial Officer, the Employer shall promptly reimburse the Employee for all such expenses upon presentation by the Employee, from time to time, of appropriate receipts or vouchers for such expenses that are sufficient in form and substance to satisfy all federal tax requirements for the deductibility of such expenses by the Employer.

8.           Termination. Notwithstanding the provisions of Section 1 hereof, the Term of Employment shall terminate prior to the end of the period of time specified in Section 1, immediately upon:

(a) The death of the Employee; or

(b) The Employee’s Disability during the Term of Employment. For purposes of this Agreement, the term “Disability” shall mean the inability of the Employee, arising out of any medically determinable physical or mental impairment, to perform the services required of the Employee hereunder for a period of ninety (90) consecutive days; or

(c) The existence of Cause. For purposes of this Agreement, the term “Cause” shall be defined as:

(i)           Any dishonesty by the Employee in the Employee’s dealings with the Employer, the commission of fraud by the Employee, negligence in the performance of the duties of the Employee, insubordination, willful misconduct, or the conviction (or plea of guilty or nolo contendere) of the Employee of any felony, or any other crime involving dishonesty or moral turpitude; or

(ii)           Any violation of any covenant or restriction contained in Section 9, Section 10, Section 12 or Section 14 hereof; or

(iii)           Any violation of any material published policy of the Employer or its affiliates (material published policies include, but are not limited to, the Employer’s discrimination and harassment policy, management duty policy, responsible alcohol policy and insider trading policy);

or

(d) At the election of the Employer, upon the sale of a majority ownership interest in the Employer or substantially all of the assets of the Employer; or

(e) At the election of the Employer, upon the determination by the Employer to cease the Employer’s business operations; or

(f) At the election of the Employer in its sole discretion, for any reason or no reason. In the event of termination of this Agreement pursuant to this Section 8(f), the Employee shall be entitled to receive as full and complete severance compensation, the base salary provided for herein for a period of

Bonefish Grill, Inc.
President EA with renewal and allowance 2006a

John W. Cooper

one (1) year from the effective date of such termination (the “Severance”). Severance shall be payable in bi-weekly installments. The Employee acknowledges and agrees that in the event of termination of this Agreement pursuant to this Section 8(f) the Severance provided in this Section 8(f) shall be the only obligation that the Employer, OSI or any of their affiliates shall have to the Employee. Employee acknowledges that in the event of termination of Employee’s employment as President of the Employer, whether pursuant to this Section 8(f) or otherwise, any Long Term Incentive Agreement (“LTIA”) with the Employer or any of its affiliates shall terminate immediately and the Employee shall not be entitled to any further payments under such LTIA.

For all purposes of this Agreement, termination for Cause shall be deemed to have occurred in the event of the Employee’s resignation when, because of existing facts and circumstances, subsequent termination for Cause can be reasonably foreseen.

Except as otherwise provided in Section 8(f), in the event of termination of this Agreement pursuant to this Section 8, the Employee or the Employee’s estate, as appropriate, shall be entitled to receive (in addition to any fringe benefits payable upon death in the case of the Employee’s death) the base salary provided for herein up to and including the effective date of termination, prorated on a daily basis.

The Employee acknowledges and agrees that in the event of termination of Employee’s employment as President of the Employer, with or without Cause, any LTIA between the Employee and the Employer or any of its affiliates shall terminate immediately and the Employee shall not be entitled to any further payments under such LTIA.

9.           Noncompetition.

(a) During Term. During the Employee’s employment with the Employer, the Employee shall not, individually or jointly with others, directly or indirectly, whether for the Employee’s own account or for that of any other person or entity, engage in or own or hold any ownership interest in any person or entity engaged in a restaurant business, and the Employee shall not act as an officer, director, employee, partner, independent contractor, consultant, principal, agent, proprietor, or in any other capacity for, nor lend any assistance (financial or otherwise) or cooperation to any such person or entity.

(b) Post Term.  For a continuous period of two (2) years commencing on termination of the Employee’s employment with the Employer, regardless of any termination pursuant to Section 8 or any voluntary termination or resignation by the Employee, the Employee shall not, individually or jointly with others, directly or indirectly, whether for the Employee’s own account or for that of any other person or entity, engage in or own or hold any ownership interest in, have any interest in or lend any assistance to, any seafood restaurant or any person or entity engaged in a business owning, operating, franchising or controlling a seafood restaurant business, and that is located or intended to be located anywhere within a radius of thirty (30) miles of any Bonefish Grill® restaurant owned or operated by the Employer, the Company or their affiliates or any proposed Bonefish Grill® restaurant to be owned or operated by any of the foregoing, and the Employee shall not act as an officer, director, employee, partner, independent contractor, consultant, principal, agent, proprietor, chef, or in any other capacity for, nor lend any assistance (financial or otherwise) or cooperation to, any such person, or entity. For purposes of this Section 9(b), Bonefish Grill® restaurants owned or operated by the Company shall include Bonefish Grill® restaurants operated or owned by an affiliate of the Company, any successor entity to the Company, and any entity in which the Company has an interest, including but not limited to, an interest as a franchisor. The term “proposed Bonefish Grill® restaurant” shall include all locations for which the Company, its franchisees or affiliates is conducting active, bona fide negotiations to secure a fee or leasehold interest with the intention of establishing one or more Bonefish Grill® restaurants thereon. For purposes of this Section 9(b), the term “seafood restaurant” shall mean any restaurant for which: (i) the

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word “seafood” or any item of seafood or any word that connotes seafood is used in its name; or (ii) the sale of seafood is regularly featured in its advertising or marketing efforts, or (iii) the sale of seafood constitutes thirty percent (30%) or more of its entrée sales, computed on a dollar basis.

(c) Limitation. Notwithstanding subsections (a) and (b), it shall not be a violation of this Section 9 for Employee to own a one percent (1%) or smaller interest in any corporation required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, or successor statute.

10.           Nondisclosure; Nonsolicitation; Nonpiracy. Except in the performance of Employee’s duties hereunder, at no time during the Term of Employment, or at any time thereafter, shall Employee, individually or jointly with others, for the benefit of Employee or any third party, publish, disclose, use, or authorize anyone else to publish, disclose, or use, any secret or confidential material or information relating to any aspect of the business or operations of the Employer, OSI or their affiliates, including, without limitation, any secret or confidential information relating to the business, customers, trade or industrial practices, trade secrets, technology, recipes or know-how of any of the Employer, OSI or their affiliates. Moreover, during the Employee’s employment with the Employer and for two (2) years thereafter, Employee shall not offer employment to any employee of the Employer, OSI, their franchisees or affiliates, or otherwise solicit or induce any employee of the Employer, OSI, their franchisees or affiliates to terminate their employment, nor shall Employee act as an officer, director, employee, partner, independent contractor, consultant, principal, agent, proprietor, owner or part owner, or in any other capacity, for any person or entity that solicits or otherwise induces any employee of the Employer, OSI, their franchisees or affiliates to terminate their employment.

11.           Employer Property: Employee Duty to Return. All Employer products, recipes, product specifications, training materials, employee selection and testing materials, marketing and advertising materials, special event, charitable and community activity materials, customer correspondence, internal memoranda, products and designs, sales information, project files, price lists, customer and vendor lists, prospectus reports, customer or vendor information, sales literature, territory printouts, call books, notebooks, textbooks, and all other like information or products, including all copies, duplications, replications, and derivatives of such information or products, now in the possession of Employee or acquired by Employee while in the employ of the Employer, shall be the exclusive property of the Employer and shall be returned to the Employer no later than the date of Employee’s last day of work with the Employer.

12.           Inventions, Ideas, Processes, and Designs. All inventions, ideas, recipes, processes, programs, software, and designs (including all improvements) (i) conceived or made by Employee during the course of Employee’s employment with the Employer (whether or not actually conceived during regular business hours) and for a period of six (6) months subsequent to the termination or expiration of such employment and (ii) related to the business of the Employer, shall be disclosed in writing promptly to the Employer and shall be the sole and exclusive property of the Employer. An invention, idea, recipe, process, program, software or design (including an improvement) shall be deemed “related to the business of the Employer” if (a) it was made with equipment, supplies, facilities, or confidential information of the Employer, (b) results from work performed by Employee for the Employer, or (c) pertains to the current business or demonstrably anticipated research or development work of the Employer. Employee shall cooperate with the Employer and their attorneys in the preparation of patent and copyright applications for such developments and, upon request, shall promptly assign all such inventions, ideas, recipes, processes, and designs to the Employer. The decision to file for patent or copyright protection or to maintain such development as a trade secret shall be in the sole discretion of the Employer, and Employee shall be bound by such decision. Employee shall provide, on the back of this Employment Agreement, a complete list of all inventions, ideas, recipes, processes, and designs if any, patented or unpatented, copyrighted or non-copyrighted, including a brief description, that the Employee made or conceived prior to Employee’s employment with the Employer and that therefore are excluded from the scope of this Agreement.

Bonefish Grill, Inc.
President EA with renewal and allowance 2006a

John W. Cooper

13.           Employer’s Promise to Give Employee Trade Secrets and Training. In return for Employee’s agreement not to use or disclose Employer’s trade secrets, training, systems and confidential proprietary business methods, Employer unconditionally promises to give Employee within ninety (90) days of the signing of this contract trade secrets, specialized training and other confidential proprietary business methods.

Specifically, Employer unconditionally promises to give Employee one-on-one training from executives, trainers and senior employees of Employer or its affiliates. Further, the training will include training and information concerning procedures and confidential proprietary methods Employer uses to obtain and retain business from their customer base, operations in Employer’s home office, marketing and sales techniques, and information regarding the confidential information listed in Section 12(b) of this Agreement. Further, after the ninety (90) days, as Employer develops (during Employee’s employment with Employer) additional trade secrets, employee surveys and analyses, financial data and other confidential proprietary business methods and overall marketing plans and strategies, Employer promises to continue to provide, on a periodic basis, said confidential information and additional training and analysis from their executives, trainers and/or senior employees to Employee for so long as Employee is employed by Employer as President.

14.           Employee’s Promise Not to Disclose Trade Secrets and Confidential Information. Employee understands and agrees that Employer will provide unique and specialized training and confidential information concerning Employer’s business operations, including, but not limited to, recipes, product specifications, restaurant operating techniques and procedures, marketing techniques and procedures, financial data, processes, vendors and other information that was developed and maintained at considerable effort and expense to Employer, for the Employer’s sole and exclusive use, and which if used by the Employer’s competitors would give them an unfair business advantage. Employee believes the unconditional promise to provide said information is sufficient consideration for Employee’s promise to adhere to the restrictive covenants of Section 9, Section 10, Section 12 and Section 14 of this Agreement.

15.           Restrictive Covenants: Consideration; Non-Estoppel; Independent Agreements; and Non-Executory Agreements. The restrictive covenants of Section 9, Section 10, Section 12 and Section 14 of this Agreement are given and made by Employee to induce the Employer to employ the Employee and to enter into this Agreement with the Employee, and Employee hereby acknowledges that employment with the Employer is sufficient consideration for these restrictive covenants.

The restrictive covenants of Section 9, Section 10, Section 12 and Section 14 of this Agreement shall be construed as agreements independent of any other provision in this Agreement, and the existence of any claim or cause of action of Employee against the Employer, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement of any restrictive covenant. The Employer have fully performed all obligations entitling them to the restrictive covenants of Section 9, Section 10, Section 12 and Section 14 of this Agreement, and those restrictive covenants therefore are not executory or otherwise subject to rejection under the Bankruptcy Code.

The refusal or failure of the Employer to enforce any restrictive covenant of Section 9, Section 10, Section 12 or Section 14 of this Agreement (or any similar agreement) against any other employee, agent, or independent contractor, for any reason, shall not constitute a defense to the enforcement by the Employer of any such restrictive covenant, nor shall it give rise to any claim or cause of action by Employee against the Employer.

16.           Reasonableness of Restrictions; Reformation; Enforcement. The parties hereto recognize and acknowledge that the geographical and time limitations contained in Section 9, Section 10, Section 12 and Section 14 hereof are reasonable and properly required for the adequate protection of the Employer’s interests. Employee acknowledges that the Employer is the owner or the licensee of the Bonefish Grill® trademarks, and the owner or the licensee of the Bonefish Grill® restaurant operating system and will provide to Employee training in and confidential information concerning the Bonefish Grill® restaurant operating system in reliance on the

Bonefish Grill, Inc.
President EA with renewal and allowance 2006a

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covenants contained in Section 9, Section 10, Section 12 and Section 14 hereof. It is agreed by the parties hereto that if any portion of the restrictions contained in Section 9, Section 10, Section 12 or Section 14 are held to be unreasonable, arbitrary, or against public policy, then the restrictions shall be considered divisible, both as to the time and to the geographical area, with each month of the specified period being deemed a separate period of time and each radius mile of the restricted territory being deemed a separate geographical area, so that the lesser period of time or geographical area shall remain effective so long as the same is not unreasonable, arbitrary, or against public policy. The parties hereto agree that in the event any court of competent jurisdiction determines the specified period or the specified geographical area of the restricted territory to be unreasonable, arbitrary, or against public policy, a lesser time period or geographical area that is determined to be reasonable, nonarbitrary, and not against public policy may be enforced against Employee. If Employee shall violate any of the covenants contained herein and if any court action is instituted by the Employer to prevent or enjoin such violation, then the period of time during which the Employee’s business activities shall be restricted, as provided in this Agreement, shall be lengthened by a period of time equal to the period between the date of the Employee’s breach of the terms or covenants contained in this Agreement and the date on which the decree of the court disposing of the issues upon the merits shall become final and not subject to further appeal.

In the event it is necessary for the Employer to initiate legal proceedings to enforce, interpret or construe any of the covenants contained in Section 9, Section 10, Section 12 or Section 14 hereof, the prevailing party in such proceedings shall be entitled to receive from the non-prevailing party, in addition to all other remedies, all costs, including reasonable attorneys’ fees, of such proceedings including appellate proceedings.

17.           Specific Performance. Employee agrees that a breach of any of the covenants contained in Section 9, Section 10, Section 12 or Section 14 hereof will cause irreparable injury to the Employer for which the remedy at law will be inadequate and would be difficult to ascertain and therefore, in the event of the breach or threatened breach of any such covenants, the Employer shall be entitled, in addition to any other rights and remedies they may have at law or in equity, to obtain an injunction to restrain Employee from any threatened or actual activities in violation of any such covenants. Employee hereby consents and agrees that temporary and permanent injunctive relief may be granted in any proceedings that might be brought to enforce any such covenants without the necessity of proof of actual damages, and in the event the Employer does apply for such an injunction, Employee shall not raise as a defense thereto that the Employer has an adequate remedy at law.

18.           Assignability. This Agreement and the rights and duties created hereunder, shall not be assignable or delegable by Employee. The Employer shall have the right, without Employee’s knowledge or consent, to assign this Agreement, in whole or in part and any or all of the rights and duties hereunder, including but not limited to the restrictive covenants of Section 9, Section 10, Section 11, Section 12 and Section 14 hereof to any person, including but not limited to any affiliate of the Employer, or any successor to the Employer’s interest in the Bonefish Grill® restaurants, and Employee shall be bound by such assignment. Any assignee or successor may enforce any restrictive covenant of this Agreement.

19.           Effect of Termination. The termination of this Agreement, for whatever reason or no reason, or the expiration of this Agreement shall not extinguish those obligations of Employee specified in Section 9, Section 10, Section 11, Section 12 and Section 14 hereof. The restrictive covenants of Section 9, Section 10, Section 11, Section 12 and Section 14 shall survive the termination or expiration of this Agreement. The termination or expiration of this Agreement shall extinguish the right of any party to bring an action, either in law or in equity, for breach of this Agreement by any other party.

20.           Captions; Terms. The captions of this Agreement are for convenience only, and shall not be construed to limit, define, or modify the substantive terms hereof.

21.           Acknowledgments. Employee hereby acknowledges that the Employee has been provided with a copy of this Agreement for review prior to signing it, that the Employee has been given the opportunity to have this

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Agreement reviewed by Employee’s attorney prior to signing it, that the Employee understands the purposes and effects of this Agreement, and that the Employee has been given a signed copy of this Agreement for Employee’s own records.

22.           Notices. All notices or other communications provided for herein to be given or sent to a party by the other party shall be deemed validly given or sent if in writing and mailed, postage prepaid, by certified United States mail, return receipt requested, addressed to the parties at their addresses hereinabove set forth or at their last known address. Any party may give notice to the other party at any time, by the method specified above, of a change in the address at which, or the person to whom, notice is to be addressed.

23.           Severability. Each section, subsection, and lesser Section of this Agreement constitutes a separate and distinct undertaking, covenant, or provision hereof. In the event that any provision of this Agreement shall be determined to be invalid or unenforceable, such provision shall be deemed limited by construction in scope and effect to the minimum extent necessary to render the same valid and enforceable, and, in the event such a limiting construction is impossible, such invalid or unenforceable provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

24.           Waiver. The failure of a party to enforce any term, provision, or condition of this Agreement at any time or times shall not be deemed a waiver of that term, provision, or condition for the future, nor shall any specific waiver of a term, provision, or condition at one time be deemed a waiver of such term, provision, or condition for any future time or times.

25.           Parties. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their legal representatives, and proper successors or assigns, as the case may be.

26.           Governing Law. The validity, interpretation, and performance of this Agreement shall be governed by the laws of the State of Florida without giving effect to the principles of comity or conflicts of laws thereof.

27.           Consent to Personal Jurisdiction and Venue. Employee hereby consents to personal jurisdiction and venue, for any action brought by the Employer arising out of a breach or threatened breach of this Agreement or out of the relationship established by this Agreement, exclusively in the United States District Court for the Middle District of Florida, Tampa Division, or in the Circuit Court in and for Hillsborough County, Florida; Employee hereby agrees that any action brought by Employee, alone or in combination with others, against the Employer, whether arising out of this Agreement or otherwise, shall be brought exclusively in the United States District Court for the Middle District of Florida, Tampa Division, or in the Circuit Court in and for Hillsborough County, Florida.

28.           Affiliate. Whenever used in this Agreement, the term “affiliate” shall mean, with respect to any entity, all persons or entities (i) controlled by the entity, (ii) that control the entity, or (iii) that are under common control with the entity.

29.           Cooperation. Employee shall cooperate fully with all reasonable requests for information and participation by the Employer, its agents, or its attorneys, in prosecuting or defending claims, suits, and disputes brought on behalf of or against one or both of them and in which Employee is involved or about which Employee has knowledge.

30.           Amendments. No change, modification, or termination of any of the terms, provisions, or conditions of this Agreement shall be effective unless made in writing and signed or initialed by all signatories to this Agreement.

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President EA with renewal and allowance 2006a

John W. Cooper

31.           WAIVER OF JURY TRIAL. ALL PARTIES TO THIS AGREEMENT KNOW AND UNDERSTAND THAT THEY HAVE A CONSTITUTIONAL RIGHT TO A JURY TRIAL. THE PARTIES ACKNOWLEDGE THAT ANY DISPUTE OR CONTROVERSY THAT MAY ARISE OUT OF THIS AGREEMENT WILL INVOLVE COMPLICATED AND DIFFICULT FACTUAL AND LEGAL ISSUES.

THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

THE PARTIES INTEND THIS WAIVER OF THE RIGHT TO A JURY TRIAL BE AS BROAD AS POSSIBLE. BY THEIR SIGNATURES BELOW, THE PARTIES PROMISE, WARRANT AND REPRESENT THAT THEY WILL NOT PLEAD FOR, REQUEST OR OTHERWISE SEEK TO HAVE A JURY TO RESOLVE ANY AND ALL DISPUTES THAT MAY ARISE BY, BETWEEN OR AMONG THEM.

32.           Entire Agreement; Counterparts. This Agreement and the agreements referred to herein constitute the entire agreement between the parties hereto concerning the subject matter hereof, and supersede any prior employment agreement with the Employer, OSI or any of their affiliates and supersedes all prior memoranda, correspondence, conversations, negotiations and other agreements. This Agreement may be executed in several identical counterparts that together shall constitute but one and the same Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

“EMPLOYEE”

/s/ Kelly B. Lefferts ___________________                /s/ John W. Cooper __________________________
Kelly B. Lefferts                                                            JOHN W. COOPER
Witness

/s/ Julie Skukalek _____________________
Julie Skukalek
Witness

“EMPLOYER”

Attest:	BONEFISH GRILL, INC., Florida corporation

By: /s/ Joseph J. Kadow__________                         By: /s/ A. William Allen, III____________________
      JOSEPH J. KADOW, Secretary                                A. WILLIAM ALLEN, III, Chief Executive Officer

Bonefish Grill, Inc.
President EA with renewal and allowance 2006a